EXHIBIT INDEX



EXHIBIT A - Attachment to item 77C:      Submission of matters to a vote
                                         of security holders.

EXHIBIT B - Attachment to item 77D:      Policies with respect to security
                                         Investments

EXHIBIT C - Attachment to item 77Q1(a) and (e): incorporated by reference

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EXHIBIT A

A special meeting of shareholders of Fund was held on February 23, 1998. At that meeting, shareholders were asked to elect the Trustees of the Fund and to approve a new investment advisory agreement for the Growth Portfolio, an amendment of the investment objective of the Growth Portfolio, amendments to the fundamental investment limitations of the Growth Portfolio and amendments to the Fund's Declaration of Trust. All nominees for election as Trustees were elected and constitute all the Trustees of the Fund now in office. All other matters submitted to shareholders were approved.


                  THE RODNEY SQUARE MULTI-MANAGER
                        February 23, 1998
                      Final Proxy Tabulation

Record Date:  January 16, 1998

Number Shares Voting:            2,982,789.807
Number of Shares Not Voting:     1,243,559.658
Total Shares:                    4,226,349.465
Percent of Share Voted:          70.57%


01  Approval to elect Eric Brucker, Fred L. Buckner, Robert J. Christian,
    John J. Quindlen   and Nina M. Webb as Trustees of the Fund.

    Shares For        2,978,171.2610   70.46%
    Shares Against         4,618.546     .11%
    Shares Withheld            0.000     .00%
    Not Voted          1,243,559.658   29.43%

02  Approval of a new investment advisory agreement for the Growth
    Portfolio.

    Shares For         2,978,171.261   70.46%
    Shares Against         4,618.546     .11%
    Shares Withheld            0.000     .00%
    Not Voted          1,243,559.658   29.43%

03  Approve the amendment of the investment objective of the Growth
    Portfolio.

    Shares For         2,978,171.261   70.46%
    Shares Against         4,618.546     .11%
    Shares Withheld            0.000     .00%
    Not Voted          1,243,559.658   29.43%

04 Approve amendments to the fundamental investment limitations of the Growth Portfolio.

    Shares For         2,978,171.261   70.46%
    Shares Against         4,618.546     .11%
    Shares Withheld            0.000     .00%
    Not Voted          1,243,559.658   29.43%

05  Approve amendments to the Fund's Declaration of Trust.

    Shares For         2,978,171.261   70.46%
    Shares Against         4,618.546     .11%
    Shares Withheld            0.000     .00%
    Not Voted          1,243,559.658   29.43%

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EXHIBIT B

Effective February 23, 1998, the Fund implemented a new investment policy requiring the Large Cap Growth Equity Portfolio (formerly, the Growth Portfolio) to invest at least 85% of its total assets in large cap U.S. equity (or related) securities that are judged by the Fund's adviser to possess strong growth characteristics. These securities include common stock of U.S. corporations with an equity market capitalization at the time of purchase equal to or greater than that of the smallest issue in the Russell 1000 Index and which are judged by the Fund's adviser to possess strong growth characteristics; options on, or securities convertible into the common stock of such issuers (such as convertible preferred stock and convertible bonds); options on indexes of the common stocks of such issuers; and contracts for either the future delivery, or payment in respect of the future market value, of certain indexes of the common stocks of such issuers, and options upon such futures contracts. With respect to not more than 15% of the Portfolio's total assets, the adviser may hold cash and cash equivalents, including high-quality money market instruments and/or money market funds, in order to manage the cash flow in the Portfolio.

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EXHIBIT C

The following exhibits have been filed with the Commission as indicated below and may be incorporated by reference:


Paragraph (a)

(1) Amendment of the Fund's Declaration of Trust dated February 23, 1998 was filed as Exhibit 1(d) to Post-Effective Amendment No. 15 to the Fund's Registration Statement (SEC File Nos. 33-8120 and 811-4808) on March 27, 1998; and

(2) Amendment of the Fund's Declaration of Trust dated June 15, 1998 was filed as Exhibit 1(e) to Post-Effective Amendment No. 17 to the Fund's Registration Statement on June 26, 1998;


Paragraph (e)

(1) Advisory Agreement with Wilmington Trust Company dated February 23, 1998 was filed as Exhibit 5 to Post-Effective Amendment No. 15 to the Fund's Registration Statement on March 27, 1998;


(2) Amended Schedules A and B to the Advisory Agreement were filed as Exhibits 5(i) and 5(ii), respectively, to Post-Effective Amendment No. 17 to the Fund's Registration Statement on June 26. 1998;

(3)  Sub-Advisory Agreement with Clemente Capital, Inc. was filed as
Exhibit 5(b) to Post-Effective Amendment No. 17 to the Fund's Registration Statement on June 26, 1998;

(4) Sub-Advisory Agreement with Invista Capital Management, Inc. was filed as Exhibit 5(c) to Post-Effective Amendment No. 17 to the Fund's
Registration Statement on June 26, 1998; and

(5) Sub-Advisory Agreement with Scudder Kemper Investments, Inc. was filed as Exhibit 5(d) to Post-Effective Amendment No. 17 to the Fund's
Registration Statement on June 26, 1998.